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                      [PIPER & MARBURY L.L.P. LETTERHEAD]

                                November 12, 1996



Rogers & Wells
200 Park Avenue
New York, New York 10166

        Re:  FIDELITY ADVISOR KOREA FUND, INC.

Ladies and Gentlemen:

        We have acted as Maryland counsel to Fidelity Advisor Korea Fund,Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form N-2, including all amendments or supplements thereto, filed with the Securities and Exchange Commission ( the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the Investment Company Act of 1940, as amended (File Nos. 333-14049 and 811-8608) and the issuance of additional shares of the Company's Common Stock, par value of $0.001 per share (the "Shares"), pursuant to the Company's non-transferable Rights Offering.

        In this capacity, we have examined the Company's charter and by-laws,the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

        Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

        1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

        2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

        You may rely upon this opinion in rendering your opinion to the Company which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                        Very truly yours,



                                        /s/ Piper & Marbury L.L.P.